UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2026

Bogota Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39180	84-3501231
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

819 Teaneck Road, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 862-0660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

As previously disclosed in Bogota Financial Corp.’s (the “Company”) Current Report on Form 8-K, dated May 15, 2026, at the Annual Meeting of Stockholders the Company held on May 14, 2026 (the “Annual Meeting”), the Company’s stockholders were asked to cast an advisory (non-binding) vote on the frequency with which the Company should hold advisory votes on the compensation of its named executive officers (the “Say-on-Pay Frequency Vote”). Stockholders were given the option to vote for a frequency of every year, every two years, or every three years, or to abstain from voting on the matter.

Based on the results of the Say-on-Pay Frequency Vote, the stockholders expressed a preference, on an advisory and non-binding basis, for a frequency of every three years. As disclosed in the Company’s definitive proxy statement for the Annual Meeting, dated April 9, 2026, the Board of Directors (the “Board”) recommended that advisory votes on executive compensation be held every year.

After careful consideration of the stockholders’ advisory preference for a three-year frequency, the Board has determined that the Company will hold advisory votes on the compensation of its named executive officers every year, which is consistent with the Board’s recommendation to stockholders and reflects what the Board believes is currently in the best interest of the Company and its stockholders.

The Company’s next advisory vote on the compensation of its named executive officers is expected to be held at the Company’s Annual Meeting of Stockholders to be held in 2027, at which time the Company anticipates it will also hold another Say-on-Pay Frequency Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

DATE: July 29, 2026	By: /s/ Brian McCourt
Brian McCourt
Executive Vice President and Chief Financial Officer